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                                                                    EXHIBIT 3.38

                                     BYLAWS
                                       OF
                       ALLIANT INTERNATIONAL HOLDINGS INC.


                                   ARTICLE I.
                             Offices, Corporate Seal


      Section 1.01. OFFICES. The Corporation shall have a registered office, a principal office and such other offices as the Board of Directors may determine.

      Section 1.02. CORPORATE SEAL. The Corporation shall have no corporate seal unless otherwise determined by the Board of Directors.

                                   ARTICLE II.
                            Meetings of Stockholders

      Section 2.01. PLACE AND TIME OF MEETINGS. Meetings of the stockholders may be held at such place and at such time as may be designated by the Board of Directors. In the absence of a designation of place, such meetings shall be held at the principal office. In the absence of a designation of time, such meetings shall be held at l0:00 a.m.

      Section 2.02. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other proper business, notice of which was given in the notice of the meeting, shall be held in August of each year on such business day as the Secretary of the Corporation shall determine from time to time. However, the necessity of such annual meeting of stockholders may be dispensed with if it is determined by the Chairman or President to seek the written consent of the stockholders. If a sufficient number of written consents are not obtained prior to the time hereinabove provided, the Board of Directors shall cause an annual meeting to be held as soon thereafter as possible.

      Section 2.03. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes shall be called by the Secretary at the written request of a majority of the total number of directors, by the Chairman, by the President or by the stockholders owning a majority of the shares outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

      Section 2.04. QUORUM, ADJOURNED MEETINGS. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting of stockholders. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting


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at which the adjournment is taken. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 2.05. ORGANIZATION. At each meeting of the stockholders, the Chairman, or in the Chairman's absence the President, or in the President's absence the chairman chosen by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote shall act as chairman; and the Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, or in an Assistant Secretary's absence any person whom the chairman of the meeting shall appoint shall act as Secretary of the meeting.

      Section 2.06. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the Chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present or represented at such meeting and entitled to vote thereat.

      Section 2.07. VOTING. Each stockholder of the Corporation entitled to vote at a meeting of stockholders or entitled to express consent in writing to the corporate action without a meeting shall have one vote in person or by proxy for each share of stock having voting rights held by such stockholder and registered in such stockholder's name on the books of the Corporation. All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Articles of Incorporation or these Bylaws. Any action to be taken by written consent without a meeting may be taken by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. For the election of directors, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors. If directors are to be elected by consent in writing of the stockholders without a meeting, those persons receiving the consent in writing of the largest number of shares in the aggregate and constituting not less than a majority of the total outstanding shares entitled to consent in writing thereon (up to and including the number of directors to be elected) shall be directors.

      Section 2.08. NOTICES OF MEETINGS AND CONSENTS. Every stockholder shall furnish the Secretary of the Corporation with an address at which notices of meetings and notices and consent material with respect to proposed corporate action without a meeting and all other corporate communications may be served on or mailed to him. Except as otherwise provided by the Articles of Incorporation or by statute, a written notice of each annual and special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting or the date on which the corporate action without a meeting is proposed to be taken to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such



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notice of meeting to him personally or depositing the same in the United States mail, postage prepaid, directed to him at the post office address shown upon the records of the Corporation. Service of notice is complete upon mailing. Personal delivery to any officer of a corporation or association or to any member of a partnership is delivery to such corporation, association or partnership. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

      Section 2.09. WAIVER OF NOTICE. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

      Section 2.10. WRITTEN ACTION. Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III.
                               Board of Directors

      Section 3.01. GENERAL POWERS. The business of the Corporation shall be managed by the Board of Directors.

      Section 3.02. NUMBER, QUALIFICATION AND TERM OF OFFICE. The initial number of directors shall be three (3). The number of directors may be increased or decreased from time to time by a resolution adopted by the Board of Directors. Directors need not be stockholders. Each director shall hold office until the annual meeting of stockholders next held after his election or until the stockholders have elected directors by consent in writing without a meeting and until the director's successor is elected and qualified or until the director's earlier death, resignation or removal.

      Section 3.03. CALLING OF MEETINGS. A meeting of the Board of Directors may be called for any purpose or purposes at any time by the Chairman or any other director.

      Section 3.04. NOTICE OF MEETINGS. Unless otherwise required by law, written or oral notice of each meeting of the Board of Directors, stating the date, time and place, shall be given at least 24 hours prior to the meeting to every member of the Board of Directors; provided,



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that a meeting may be called on such shorter notice as the person calling such meeting may deem necessary or appropriate in the circumstances.

      Section 3.05. WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing signed by each director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 3.06. QUORUM. One-third of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws require a greater number.

      Section 3.07. VACANCIES. Any vacancy among the directors or increase in the authorized number of directors shall be filled for the unexpired term by a majority of the directors then in office though less than a quorum or by the sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office may fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

      Section 3.08. REMOVAL. Any director may be removed from office at any special meeting of the stockholders or by written action of the stockholders either with or without cause. If the entire Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting or in the same written consent

      Section 3.09. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. A majority of the members of a committee shall constitute a quorum for the transaction of business of the committee. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee unless a larger or smaller proportion is provided in the resolution of the Board of Directors creating the committee.


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      Section 3.l0. WRITTEN ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 3.11. CONFERENCE COMMUNICATIONS. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.11 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

                                   ARTICLE IV.
                                    Officers

      Section 4.01. NUMBER. The officers of the Corporation shall consist of a Chairman, a President, one or more Vice Presidents, if elected, a Secretary, a Treasurer, and any officers and agents as the Board of Directors by a majority vote of the total number of directors may designate. Any person may hold two or more offices.

      Section 4.02. ELECTION, TERM OF OFFICE, AND QUALIFICATIONS. Officers may be elected from time to time by the Board of Directors. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified, or until such office is eliminated by the Board of Directors. Officers who are directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

      Section 4.03. REMOVAL AND VACANCIES. Any officer may be removed from office by a majority vote of the total number of directors with or without cause. Such removal shall be without prejudice to the contract rights of the person so removed. A vacancy among the officers by death, resignation, removal, or otherwise shall be filled for the unexpired term by the Board of Directors.

      Section 4.04. CHAIRMAN. The Chairman shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors. The Chairman shall be a director.

      Section 4.05. PRESIDENT. (a) The Corporation shall be managed by a President. The Board of Directors delegates to the President the authority to oversee and supervise the Corporation's business. Except as otherwise provided herein or in a resolution adopted by the



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Board of Directors, the President shall be authorized to determine all questions relating to the day-to-day conduct, operation and management of the business of the Corporation. The President shall be responsible to the Board of Directors.

      (b) The President shall be entitled to delegate such part of his or her duties as he or she may deem reasonable or necessary in the conduct of the business of the Corporation to one or more employees of the Corporation, who shall each have such duties and authority as shall be determined from time to time by the President or as may be set forth in any agreement between such employee and the Corporation.

      (c) The President shall be elected by the Board of Directors and shall receive such compensation as may be determined from time to time by the Board of Directors or as shall be set forth in a written agreement approved by the Board of Directors.

      Section 4.06. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his or her power and duties in the order designated by the Board of Directors.

      Section 4.07. SECRETARY. The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of stockholders and the Board of Directors. The Secretary shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

      Section 4.08. TREASURER. The Treasurer shall keep accurate accounts of all moneys of the Corporation received or disbursed. The Treasurer shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositaries as a majority of the whole Board of Directors shall from time to time designate. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. The Treasurer shall disburse the funds of the Corporation as ordered by the directors, making proper vouchers therefor. The Treasurer shall render to the President and the Board of Directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

      Section 4.09. DUTIES OF OTHER OFFICERS. The duties of such other officers and agents as the Board of Directors may designate shall be as set forth in a resolution approved by the Board of Directors or as determined by the President.

      Section 4.10. COMPENSATION. The officers, agents and employees of the Corporation other than the President shall receive such compensation for their services as may be



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determined from time to time by the Board of Directors or the President or as shall be set forth in a written agreement approved by the Board of Directors or the President.

                                   ARTICLE V.
                            Shares and Their Transfer

      Section 5.01. CERTIFICATES FOR STOCK. Every holder of stock in the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 5.04.

      Section 5.02. ISSUANCE OF STOCK. The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. Stock so issued shall be fully paid and nonassessable. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Treasury shares may be disposed of by the Corporation for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

      Section 5.03. TRANSFER OF STOCK. Transfer of stock on the books of the Corporation may be authorized only by the stockholder named in the certificate, the stockholder's legal representative or the stockholder's duly authorized attorney-in-fact and upon surrender of the certificate or the certificates for such stock. The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation.

      Section 5.04. LOSS OF CERTIFICATES. Any stockholder claiming a certificate for stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new



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certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one claimed to have been lost, stolen or destroyed.

      Section 5.05. FACSIMILE SIGNATURES. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI.
                            Dividends, Surplus, Etc.

      Section 6.01. DIVIDENDS. The Board of Directors may declare dividends from the Corporation's surplus, or if there be none, out of its net profits for the current fiscal year, and/or the preceding fiscal year in such amounts as in their opinion the condition of the affairs of the Corporation shall render it advisable unless otherwise restricted by law.

      Section 6.02. USE OF SURPLUS, RESERVES. The Board of Directors may use any of its property or funds, unless such would cause an impairment of capital, in purchasing any of the stock, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation. The Board of Directors may from time to time set aside from its surplus or net profits such sums as it deems proper as a reserve fund for any purpose.

                                  ARTICLE VII.
                         Books and Records, Fiscal Year

      Section 7.01. BOOKS AND RECORDS. The Board of Directors of the Corporation shall cause to be kept: (a) a share ledger which shall be a charge of an officer designated by the Board of Directors; (b) records of all proceedings of stockholders and directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

      Section 7.02. FISCAL YEAR. The fiscal year of the Corporation shall end on March 31.




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                                  ARTICLE VIII.
                                 Indemnification

      Section 8.01. INDEMNIFICATION. The Corporation shall indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by Section l45 of the Delaware General Corporation Law, as now enacted or hereafter amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Section 8.01, all in the manner, under the circumstances and to the extent permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended.

                                   ARTICLE IX.
                                  Miscellaneous

      Section 9.01. PERIODS OF TIME. During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

      Section 9.02. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, any officer of the Corporation shall have full power and authority on behalf of the Corporation (a) to attend and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present.

      Section 9.03. PURCHASE AND SALE OF SECURITIES. Unless otherwise ordered by the Board of Directors, any officer of the Corporation shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.


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                                   ARTICLE X.
                                   Amendments

      Section 10.01. These Bylaws may be amended, altered or repealed by the Board of Directors or by the stockholders at any meeting upon proper notice or by written action.


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                                  EXHIBIT A TO
                       CONSENT OF THE SOLE STOCKHOLDER OF
                       ALLIANT INTERNATIONAL HOLDINGS INC.
                                 AUGUST 24, 1999


      RESOLVED, by the sole stockholder of Alliant International Holdings Inc. (the "Corporation") that, pursuant to Article X, Section 10.01 of the Bylaws of the Corporation (the "Bylaws"), the Bylaws are hereby amended as follows:

o     Section 4.02 of Article IV is amended in its entirety to read as follows:

      Officers may be elected from time to time by the Board of Directors. Each of the Chairman and the President shall have the power to appoint officers, other than the Chairman, President, Secretary and Treasurer. The term of each officer elected by the Board of Directors shall be until the succeeding Board of Directors meeting immediately following the annual meeting of stockholders and until their successor is elected and qualified unless sooner terminated as provided by the Bylaws or by law. The term of each officer appointed by the Chairman or the President shall be until terminated as provided by the Bylaws or by law. The term of an officer who is a Director shall not be affected by the termination of the officer's directorship.

o Section 4.03 of Article IV is amended by amending the first sentence thereof in its entirety to read as follows:

      Any officer may be removed from office by a majority vote of the total number of directors with or without cause; and any officer appointed by either the Chairman or the President may also be removed from office by either the Chairman or the President with or without cause.

o     Section 4.09 of Article IV is amended in its entirety to read as follows:

      The duties of such other officers and agents as the Board of Directors may designate, or as the Chairman or the President may appoint, shall be as set forth in a resolution approved by the Board of Directors or as determined from time to time by the Chairman or the President.



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                                     CONSENT
                                     OF THE
                                SOLE SHAREHOLDER
                                       OF
                       ALLIANT INTERNATIONAL HOLDINGS INC.


             The undersigned, being the sole shareholder of Alliant International Holdings Inc. (the "Corporation"), a Minnesota corporation, in accordance with the authority contained in section 302A.441 of the Minnesota Business Corporation Act, in lieu of holding a shareholders' meeting to consider the same, hereby adopt and approve the following:

        WHEREAS, an error was made in Section 8.01 of Article VIII of the Bylaws of the Corporation as originally adopted,

NOW, THEREFORE, BE IT RESOLVED, that effective August 6, 2001, the Bylaws of the Corporation are hereby amended as follows:

o Section 8.01 of Article VIII is amended in its entirety to read as follows:

        The Corporation shall indemnify all officers and directors of the Corporation, for such expenses and liabilities, in such manner, under such circumstances and to such extent as required or permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the board of directors, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this bylaw. The board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this bylaw, all in the manner, under the circumstances and to the extent required or permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended.

Dated:  August 6, 2001.

                                        Alliant Techsystems Inc.,
                                        Sole Shareholder

                                        By:  /s/ Perri A. Hite
                                             --------------------------------
                                        Its: Secretary
                                             --------------------------------



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